                                                                    EXHIBIT 11.4

                             WESTFIELD AMERICA, INC.

                        COMPUTATION OF PER SHARE EARNINGS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

                 (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                                                                WEIGHTED
                                                                                                                AVERAGE
                                                                                              DAYS               SHARES
                                                                                           OUTSTANDING        OUTSTANDING
                                                                                          --------------     ---------------
Average share price for six months ended
June 30, 1999 (1)                                                            $16.00

BASIC

COMMON SHARES OUTSTANDING:
As of January 1, 1999                                     73,338                                   182              73,338
Issued on May 13, 1999                                         7                                    48                   2
                                                                                                             ---------------
                                                                                                                    73,340

Net income                                                                                                         $21,092
Less dividends on preferred shares:
   Series A                                                                  $4,256
   Series B                                                                   1,306
   Series C                                                                   3,188
   Series C-1                                                                 1,062
   Series C-2                                                                 1,062
   Series D                                                                   5,314
   Series D-1                                                                 1,062
                                                                      ---------------
                                                                                                                   (17,250)
                                                                                                             ---------------

Net income allocable to common shares                                                                               $3,842
                                                                                                             ===============

Basic earnings per share amount                                                                                      $0.05
                                                                                                             ===============

DILUTED

Common shares outstanding:                                                                                          73,340

1996 Warrants:
As of January 1, 1999                                      6,246
Series A Preferred Shares                                 (5,871)
                                                   ---------------

   Excess 1996 Warrants (a)                                  375
                                                   ---------------
Per Share Price
   Average Market Price (b)                                                  $16.00
   Exercise Price (c)                                                        $16.01
Common equivalent shares ((b-c)/a)*b                                                               181                   0

1997 Warrants:
As of January 1, 1999                                      2,090
Series B Preferred Shares                                 (1,800)
                                                   ---------------

   Excess 1997 Warrants (d)                                  290
                                                   ---------------
Per Share Price
   Average Market Price (b)                                                  $16.00
   Exercise Price (e)                                                        $15.00
Common equivalent shares ((b-e)/d)*b                                                               181                  18

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                                                       EXHIBIT 11.4 (CONTINUED)


                 WESTFIELD AMERICA, INC. AND SUBSIDIARIES

               COMPUTATION OF PER SHARE EARNINGS (CONTINUED)

                  FOR THE SIX MONTHS ENDED JUNE 30, 1999

                  (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                                                                  WEIGHTED
                                                                                                DAYS           AVERAGE SHARES
                                                                                             OUTSTANDING        OUTSTANDING
                                                                                            --------------     ---------------
1998 SUBSCRIPTION AGREEMENT:
Subscription agreement amount                             A$465,000
Exchange Rate                                               $0.6618          $307,737(g)
Per Share Price
   Average Market Price (b)                                               $     16.00
Common equivalent shares (g*.05)/(b*.95)                                        1,012                181                1,012
                                                                                                               ---------------

Weighted average common and common  equivalent shares
                                                                                                                       74,370
                                                                                                               ===============

Net income                                                                                                            $21,092

Less net income allocable to preferred shares                                                                         (17,250)
                                                                                                               ---------------

Net income allocable to common shares                                                                                  $3,842
                                                                                                               ===============

Diluted earnings per share amount                                                                                       $0.05
                                                                                                               ===============

Note - The Company's preferred shares were not included in the earnings per share calculation as their effect is antidilutive.

     The share price used for the EPS calculation is based on the average daily closing market price of the Company's common stock as reported by the New York Stock Exchange.